Exhibit 5.1

Yigal Arnon (1929-2014)
Dror Vigdor
Amalia Meshi
Amnon Lorch
Hagai Shmueli
Barry Levenfeld
David H. Schapiro
Hagit Bavly
Orna Sasson
Barak Tal
Shiri Shaham
Doron Tamir
Daniel Abarbanel
David Osborne
Gil Oren
Ronit Amir Yaniv
Orly Tsioni
Mordehai Baicz
Barak Platt
Benjamin Horef
Yoran Gill
Asaf Eylon
Daniel Marcovici
Adrian Daniels
Yuval Shalheveth
Jacob Ben Chitrit
Peter Sugarman
Ben Sandler
Boaz Fiel
Joeri Kreisberg
Simon Weintraub
Ruth Loven
Yarom Romem
Adam Spruch
Yuval Bargil
Eliran Furman
Eran Lempert

Ofir Levy
Daniel Green
Hanital Belinson
Yoheved Novogroder
Oren Roth
Dror Varsano
Odelia Sidi
Shira Lahat
Micki Shapira
Eran Zach
Ido Chitman
Aner Hefetz
David Akrish
Nir Rosner
Assaf Mesica
Liron Hacohen
Guy Fuhrer
Ezra Gross
David Roness
Eli Greenbaum
Lee Maor
Nimrod Vromen
Guy Sagiv
Shani Rapoport
Lior Gelbard
Keren Tal
Naftali Nir
Yael Hoefler
Sagi Schiff
Netanella Treistman
Daniel Damboritz
Yulia Lazbin
Joshua Lieberman
Eyal Aichel
Roy Masuri
Avi Anouchi
Sivan Gilron Dotan

Tomer Bar-Nathan
Edan Regev
Gitit Ramot-Adler
Guy Kortany
Goor Koren
Roey Sasson
Nir Rodnizky
Michal Sagmon
Hila Rot
Eran Kadosh
Neta Goshen
Chen Lanir
Daphna Livneh
Tamar Gilboa
Adi Samuel
Alona Toledano
Yuval Shamir
Lihi Katzenelson
Inbar Hakimian-Nahari
Naama Hod
Shahar Uziely
Yehudit Biton
Omri Schnaider
Rinat Michael
Adi Attar
Amos Oseasohn
Ofir Paz
Adi Daniel
Dafna Shaham
Miriam Friedmann
Roni Osborne
Shir Eshkol
Noam Shochat
Noa Slavin
Michael Horowitz
Guy Fatal
Shani Lorch

Itamar Cohen
Shai Margalit
Yonatan Whitefield
Moshe Lankry
Nir Kamhi
Shira Teger
Rachel Lerman
Ravid Saar
Sophie Blackston
Elad Morgenstern
Ron Ashkenazi
Sara Haber
Carmel Nudler
Shmuel Brill
Ben Nachshon
Yehonatan Cohen
David Shmulevitz
Tair Cherbakovsky
Aaron Shaw
Ophir Dagan
Guy Ziv-Shalom
Lior Cohen Goldstein Shiri Vilkin
Liad Kalderon
Nataly Damary
Shiran Glitman
Dani Weissberg
Lareine Khoury
Nohar Hadar
Nitzan Kahana
Tali Har-Oz
Tal Alon
Ohad  Sarusi
Mor Ido
Nechemia Englman
Tomer Tako
Natalie Korenfeld

Moshe Pasker
Mazi Ohayon
Nitzan Fisher-Conforti
Victoria Savu
Derora Tropp
Hila Amiel
Chaim Cohen
Michal Mor
Daniel Siso
Shalhevet Hetli
Galit Frank
Maytal Spivak
Avraham Schoen
Elan Loshinsky
Josh Hauser
Eitan Cohen
Itai Guttel
Dror Kanarik Sarig
Royi Heilig
Carmel Bareket
Maor Alev
Vered Glaubach
Yair Taitelbaum
Gabi Priel
Regina Pevzner
Sophy Litvin
Igal Lavi
Carmel Bareket
Maor Layani
Areen Nashef
David Chesterman
Ido Zahavi
Guy Yarom
Hillel Segal
Inbar Rosenthal
Hadar Stein
Avital Salzman

Rotem Cohen
Idan Adar
Shahar Iluz
Itay Ashkenazi
Roei Brizel
Ido Sella
Evyatar Katz
Hadil Nassif Khawand
Maayan Malka Rublin
Ran Aziel
Stav Orenstein
Zahava Moerdler
Avia Ickovics
Danielle Gabrieli
Lior Hochshtadt
Ofek Sinai
Shmuel Ofen
Or Perel
Katya Kagantsov
Uri Galatt
Yarden Weber
Maya Haran
Avishai Oberman
Elior Goldenberg
Eyal Safrai
Yuval Dekel
Adina Mirchin

________________________
Gidon Weinstock Of Counsel
Roy Keidar Of Counsel
Tamar Tavory Of Counsel
Paul H. Baris (1934-2010)
Rami Kook
Nira Kuritzky
Eran Ilan

Tel Aviv | June 21, 2021

Hold Me Ltd.
30 Golomb Street
Ness Zioyna, Israel 7401337

Re: Hold Me Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel for Hold Me Ltd., an Israeli company (the “Company”), in connection with the public offering (the “Offering”) by the Company, contemplating (i) the issuance and sale by the Company of an aggregate 2,000,000 of ordinary shares, NIS 0.01 par value (“Ordinary Shares”) of the Company (the “Offering Shares”). This opinion letter is rendered pursuant to Item 8(a) of Form F-1 promulgated by the United States Securities and Exchange Commission (the “SEC”) and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the registration statement on Form F-1 filed by the Company with the SEC under the Securities Act (as amended through the date hereof, the “Registration Statement”) and to which this opinion is attached as an exhibit; (ii) a copy of the articles of association of the Company, as currently in effect (the “Articles”); (iii) resolutions of the board of directors (the “Board”) of the Company and its committees which have heretofore been approved and which relate to the Registration Statement and other actions to be taken in connection with the Offering (the “Resolutions”); and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that upon payment to the Company of the consideration per Share in such amount and form as shall be determined by the Board or an authorized committee thereof, the Shares, when issued and sold in the Offering as described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction.  This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Sincerely, /s/ Yigal Arnon & Co. Yigal Arnon & Co.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724 31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233 www.arnon.co.il | info@arnon.co.il